CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of First Washington Realty Trust, Inc. (the "Company") of (1) our report dated January 31, 1999 appearing on page F-2 of the Company's Annual Report on Form 10-K for the year ended December 31, 1998, (2) our report dated January 31, 1998, except for Note 16, as to which the date is March 26, 1998, appearing on page F-2 of the Company's Annual Report on Form 10-K for the year ended December 31, 1997, (3) our report on the combined statement of revenues and certain expenses of the Acquired Properties (as defined in footnote No. 1 of the statement) for the year ended December 31, 1997, which report is included in the Company's Form 8-K/A filed on June 26, 1998, and (4) our report on the combined statement of revenues and certain expenses of the Acquired Properties (as defined in footnote No. 1 to the statement) for the year ended December 31, 1997, which report is included in the Company's Form 8-K filed on March 10, 1999. We also consent to the reference to us under the caption "Experts" in such Prospectus.



PRICEWATERHOUSECOOPERS LLP

Washington, D.C.
April 12, 1999



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